Exhibit 99.3

OMNIOME, INC.

(A Delaware Corporation)

Condensed Financial Statements

June 30, 2021 (Unaudited)

OMNIOME, INC.

(A Delaware Corporation)

OMNIOME, INC.
(A Delaware Corporation)
Condensed Balance Sheets (Unaudited)
June 30, 2021 and December 31, 2020
Assets	June 2021	December 2020
Current assets:
Cash and cash equivalents	$27,933,438	17,186,648
Accounts receivable	35,682	15,036
Short-term investments	—	45,535,091
Prepaid expenses and other current assets	1,265,523	1,023,226
Total current assets	29,234,643	63,760,001
Property and equipment, net	6,056,273	6,274,679
Total assets	$35,290,916	70,034,680
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$836,452	1,009,927
Accrued compensation and benefits	2,426,778	3,118,378
Capital equipment lease liability, current portion	17,324	51,136
Term loans payable, current portion	13,829,216	13,831,965
Other current liabilities	2,129,321	1,210,469
Total current liabilities	19,239,091	19,221,875
Long-term liabilities:
Term loans payable	10,490,806	16,999,764
Other liabilities	3,658,659	3,857,055
Total long-term liabilities	14,149,465	20,856,819
Total liabilities	33,388,556	40,078,694
Commitments and contingencies (note 8)
Stockholders’ equity:
Series A convertible preferred stock, $0.0001 par value. Authorized 30,817,988 shares;
issued and outstanding 30,817,988 shares as of June 30, 2021 and December 31, 2020
(aggregate liquidation value $32,794,350)	30,179,414	30,179,414
Series B convertible preferred stock, $0.0001 par value. Authorized 28,318,084 shares;
issued and outstanding 28,107,280 shares as of June 30, 2021 and December 31, 2020
(aggregate liquidation value of $59,999,995)	59,764,517	59,764,517
Series C convertible preferred stock, $0.0001 par value. Authorized 14,388,490 shares;
issued and outstanding 14,388,490 shares as of June 30, 2021 and December 31, 2020
(aggregate liquidation value of $60,000,003)	59,865,433	59,865,433
Common stock, $0.0001 par value. Authorized 105,257,399 shares;
issued and outstanding 9,312,361 and 6,761,531 shares as of June 30, 2021 and
December 31, 2020, respectively	906	682
Additional paid-in capital	3,816,153	2,529,271
Accumulated other comprehensive income	—	4,484
Accumulated deficit	(151,724,063)	(122,387,815)
Total stockholders’ equity	1,902,360	29,955,986
Total liabilities and stockholders’ equity	$35,290,916	70,034,680
See accompanying notes to condensed financial statements.

OMNIOME, INC.
(A Delaware Corporation)
Condensed Statements of Operations and Comprehensive Loss (Unaudited)
Six Months ended June 30, 2021 and 2020
	2021	2020
Revenue	$—	—
Operating expenses:
Research and development	22,389,528	20,317,549
General and administrative	5,654,731	6,309,834
Total operating expenses	28,044,259	26,627,383
Loss from operations	(28,044,259)	(26,627,383)
Other income (expense):
Interest income	318,773	687,126
Interest expense	(1,171,297)	(940,083)
Other	(439,465)	(106,992)
Total other expense, net	(1,291,989)	(359,949)
Loss before income taxes	(29,336,248)	(26,987,332)
Provision for income taxes	—	—
Net loss	(29,336,248)	(26,987,332)
Other comprehensive loss	(4,484)	(12,527)
Comprehensive loss	$(29,340,732)	(26,999,859)
See accompanying notes to condensed financial statements.

OMNIOME, INC.
(A Delaware Corporation)
Condensed Statements of Stockholders’ Equity (Unaudited)
Six Months ended June 30, 2021 and 2020
										Accumulated
	Series A convertible		Series B convertible		Series C convertible					other		Total
	preferred stock		preferred stock		preferred stock		Common stock		Additional	comprehensive	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	paid-in capital	income	deficit	equity
Balance at December 31, 2020	30,817,988	$30,179,414	28,107,280	$59,764,517	14,388,490	$59,865,433	6,761,531	$682	2,529,271	4,484	(122,387,815)	29,955,986
Exercise of stock options	—	—	—	—	—	—	2,550,830	224	706,955	—	—	707,179
Stock-based compensation	—	—	—	—	—	—	—	—	579,927	—	—	579,927
Accumulated other comprehensive loss	—	—	—	—	—	—	—	—	—	(4,484)	—	(4,484)
Net loss	—	—	—	—	—	—	—	—	—	—	(29,336,248)	(29,336,248)
Balance at June 30, 2021	30,817,988	$30,179,414	28,107,280	$59,764,517	14,388,490	$59,865,433	9,312,361	$906	3,816,153	—	(151,724,063)	1,902,360
Balance at December 31, 2019	30,817,988	$30,179,414	28,107,280	$59,764,517	14,388,490	$59,865,433	6,388,028	$639	1,379,483	12,694	(66,263,457)	84,938,723
Exercise of stock options	—	—	—	—	—	—	56,734	13	31,525	—	—	31,538
Stock-based compensation	—	—	—	—	—	—	—	—	509,789	—	—	509,789
Reclassification of preferred stock warrants	—	—	—	—	—	—	—	—	(100,130)	—	—	(100,130)
Accumulated other comprehensive loss	—	—	—	—	—	—	—	—	—	(12,527)	—	(12,527)
Net loss	—	—	—	—	—	—	—	—	—	—	(26,987,332)	(26,987,332)
Balance at June 30, 2020	30,817,988	$30,179,414	28,107,280	$59,764,517	14,388,490	$59,865,433	6,444,762	$652	1,820,667	167	(93,250,789)	58,380,061
See accompanying notes to condensed financial statements.

OMNIOME, INC.
(A Delaware Corporation)
Condensed Statements of Cash Flows (Unaudited)
Six Months ended June 30, 2021 and 2020
	2021	2020
Cash flows from operating activities:
Net loss	$(29,336,248)	(26,987,332)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion	885,659	649,620
Stock-based compensation	579,927	509,789
Amortization of debt discount	362,528	453,731
Remeasurement of preferred stock warrant liability	439,096	98,565
Changes in assets and liabilities:
Accounts receivable, net	(20,646)	(41,072)
Prepaid expenses and other assets	(233,945)	7,886,996
Accounts payable and accrued expenses	438,602	(6,456,594)
Accrued compensation and benefits	(691,600)	354,420
Other current liabilities	(490,343)	2,199,828
Net cash used in operating activities	(28,066,970)	(21,332,049)
Cash flows from investing activities:
Purchases of property and equipment	(488,121)	(2,883,229)
Purchases of short-term investments	—	(6,992,565)
Maturities of short-term investments	45,500,000	21,000,000
Net cash provided by investing activities	45,011,879	11,124,206
Cash flows from financing activities:
Proceeds from exercise of common stock options	707,179	31,538
Proceeds from term loan issuance	—	16,893,580
Principal payments under capital equipment lease	(33,812)	(35,863)
Principal payments on long term debt	(6,871,486)	—
Net cash (used in) provided by financing activities	(6,198,119)	16,889,255
Net increase in cash and cash equivalents	10,746,790	6,681,412
Cash and cash equivalents at beginning of year	17,186,648	71,351,539
Cash and cash equivalents at end of year	$27,933,438	78,032,951
Supplemental disclosures of cash flow information:
Cash paid for interest	$718,787	486,352
Amounts accrued for property and equipment	159,423	—
Issuance of convertible preferred stock warrants	—	100,130
See accompanying notes to condensed financial statements.

OMNIOME, INC.

(A Delaware Corporation)

Notes to Condensed Financial Statements (Unaudited)

June 30, 2021

(1)	Summary of Significant Accounting Policies and Practices
(a)	Description of Business

Omniome, Inc. (Omniome or the Company), a Delaware corporation, was founded in 2013 and is headquartered in San Diego, California. Omniome is focused on developing a proprietary DNA sequencing platform capable of providing high sequencing accuracy and that can evolve to be the most accurate and trusted DNA sequencing platform.

(b)	Going Concern, Liquidity and Capital Resources

The Company does not have revenues, has incurred operating losses since inception and expects to continue to incur significant operating losses for at least the next several years and may never become profitable. As of June 30, 2021 and December 31, 2020, the Company had an accumulated deficit of $151.7 million and  $122.4 million, respectively, and working capital of $10.0 million and $44.5 million, respectively. The Company has historically funded its operations primarily through the issuance of debt and sale of equity securities.

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months through September 2022. The Company’s cash requirements include, but are not limited to, product research and development resources, capital expenditures and working capital requirements. The Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

As discussed in Note 10, on  July 19, 2021, the Company entered into an Agreement and Plan of Merger and Plan of Reorganization (the “Merger Agreement”) with Pacific Biosciences of California, Inc. (“Pacific Biosciences”). Pursuant to the Merger Agreement, Pacific Biosciences has agreed to acquire all of the outstanding equity interests of the Company, with the Company continuing as a wholly owned subsidiary of Pacific Biosciences. The merger is expected to close in the quarter ending September 30, 2021.

If the merger does not close, in order to proceed with the Company’s business plan, the Company will need to raise substantial additional funds through issuance of additional debt, equity, or both. Such equity or debt financings may not be available to the Company when needed or on terms that the Company would consider favorable, which may materially and adversely affect its financial condition and results of operations.

6(Continued)

OMNIOME, INC.

(A Delaware Corporation)

Notes to Condensed Financial Statements (Unaudited)

June 30, 2021

(c)	Unaudited Interim Condensed Financial Information

The accompanying interim condensed financial statements and the related footnote disclosures are unaudited. The interim financial statements include all normal and recurring adjustments that are considered necessary for the fair statement of results for the interim periods presented. The information included should be read in conjunction with the audited financial statements for the year ended December 31, 2020.  In management’s opinion, the unaudited interim condensed financial statements include all adjustments necessary to state fairly the Company’s financial position as of June 30, 2021 and the results of operations and cash flows for the six months ended June 30, 2021 and 2020. The results for the six months ended June 30, 2021 and June 30, 2020 are not necessarily indicative of the operating results expected for the full fiscal year or any future period.

(d)	Use of Estimates

The preparation of the Company’s financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions relating to the reported amount of assets, liabilities, and expenses, and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

On an ongoing basis, management evaluates its estimates, primarily related to stock‑based compensation, fair value of common stock, fair value of the preferred stock warrant, and accrued research and development costs. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

(e)	Fair Value Measurements

The carrying values of the Company’s financial instruments, including cash, short‑term investments, accounts receivable, accounts payable, and accrued expenses approximate their fair values due to the short maturity of these instruments. The carrying value of the term loans with the Silicon Valley Bank approximates their fair value as the loans carry a floating interest rate that resets as market conditions change, and as the Company’s credit standing has not changed significantly since the agreement with the Silicon Valley Bank was entered into. The carrying value of the term loans with ATEL Ventures approximate their fair value as the loans are secured with equipment, and there has not been a significant change in the Company’s credit standing or applicable market rates since the loans were issued.

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels in accordance with authoritative accounting guidance:

•	Level 1 inputs: Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date

7(Continued)

OMNIOME, INC.

(A Delaware Corporation)

Notes to Condensed Financial Statements (Unaudited)

June 30, 2021

•

Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The following table sets forth the fair value of our financial assets and liabilities that were measured on a recurring basis as of June 30, 2021 and December 31, 2020.

	Fair value measurements at end of period using:
		Quoted market	Significant	Significant
		Price for	other	unobservable
		Identical assets	observable	inputs
	Fair value	(Level 1)	inputs (Level 2)	(Level 3)	Total
At June 30, 2021:
Preferred stock warrants	$765,004	—	—	765,004	765,004
At December 31, 2020:
U.S. treasury securities	$45,535,091	45,535,091	—	—	45,535,091
Preferred stock warrants	325,908	—	—	325,908	325,908

There have been no transfers between levels within the fair value hierarchy.

During each of the years ended December 31, 2020 and 2019, the Company issued a preferred stock warrant with an initial fair value of $100,130. The losses from remeasurement of these warrants to fair value during the periods ended June 30, 2021 and June 30, 2020  were $439,096 and  $98,565, respectively.

(f)	Recently Issued Accounting Standards

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016‑02, Leases (the new leasing standard known as Topic 842). During 2018‑2021, the FASB issued several additional ASUs modifying and/or clarifying the application of Topic 842 and extending its effective date. The new leasing standard will generally require lessees to record a right‑of‑use asset and a lease liability on the balance sheet for all leases longer than 12 months. Topic 842 is currently required to be adopted by private companies for annual reporting periods beginning after December 15, 2021. The Company is still assessing the impact that the new leasing standard will have on its financial statements.

8(Continued)

OMNIOME, INC.

(A Delaware Corporation)

Notes to Condensed Financial Statements (Unaudited)

June 30, 2021

(2)	Composition of Certain Financial Statement Components
(a)	Prepaid Expense and Other Current Assets

Prepaid expenses and other current assets at June 30, 2021 and December 31, 2020 consisted of the following:

	June 30,	December 31,
	2021	2020
Prepaid licenses and expenses	$878,411	708,266
Deposits	234,710	235,240
Other current assets	152,402	79,760
	$1,265,523	1,023,266

(b)	Property and Equipment

Property and equipment at June 30, 2021 and December 31, 2020 consisted of the following:

	June 30,	December 31,
	2021	2020
Lab equipment	$5,280,304	5,190,938
Leasehold improvements	1,851,434	1,789,152
Office equipment and software	1,594,338	1,392,533
Furniture & fixtures	875,576	875,577
Assets in progress	159,423	2,545
	9,761,075	9,250,745
Less accumulated depreciation and amortization	(3,704,802)	(2,976,066)
Net property and equipment	$6,056,273	6,274,679

Depreciation expense was $833,197 and $669,103 for the six months ended June 30, 2021 and 2020, respectively.

9(Continued)

OMNIOME, INC.

(A Delaware Corporation)

Notes to Condensed Financial Statements (Unaudited)

June 30, 2021

(c)	Accrued Compensation and Benefits

Accrued compensation and benefits at June 30, 2021 and December 31, 2020 consisted of the following:

	June 30,	December 31,
	2021	2020
Accrued salaries & wages	$162,688	282,985
Accrued bonus	1,048,234	1,818,864
Accrued vacation	823,880	830,542
Other accrued liabilities	391,976	185,987
	$2,426,778	3,118,378

(d)	Other Current Liabilities

Other current liabilities at June 30, 2021 and December 31, 2020 consisted of the following:

	June 30,	December 31 ,
	2021	2020
Deferred rent	$398,586	378,243
Accrued expenses	829,502	357,615
Preferred stock warrant liability	765,004	325,908
Accrued interest	136,229	148,703
	$2,129,321	1,210,469

(3)	Short‑Term investments

Short‑term investments as of December 31, 2020 are primarily classified as available‑for‑sale debt securities that consisted of the following (there were no short‑term investments held at June 30, 2021):

	December 31, 2020
		Gross unrealized	Estimated fair
	Amortized cost	gains	value
U.S. Treasuries:
Available-for-sale securities, short-term	$45,530,607	4,484	45,535,091
Total available-for-sale
securities	$45,530,607	4,484	45,535,091

10(Continued)

OMNIOME, INC.

(A Delaware Corporation)

Notes to Condensed Financial Statements (Unaudited)

June 30, 2021

(4)	Income Taxes

The effective income tax rate was 0% for the six months ended June 30, 2021 and 2020.

(5)	Equity
(a)	Preferred Stock

As of June 30, 2021, the Company has 73,524,562 authorized shares of $0.0001 par value preferred stock, of which 14,388,490 shares have been designated as Series C convertible preferred stock, 28,318,084 shares have been designated as Series B convertible preferred stock and 30,817,988 shares have been designated as Series A convertible preferred stock.

In May 2015, the Company issued 10,869,495 shares of Series A‑1 preferred stock for gross cash proceeds of $7.5 million and the conversion of the Company’s then outstanding bridge notes issued from May 2014 through August 2014. The purchase price for the Series A‑1 preferred stock was $0.90 per share and the conversion price of the bridge notes was $0.2846645 per share.

In June 2016, the Company issued 7,446,748 shares of Series A‑1 preferred stock for gross cash proceeds of $6.7 million under the same terms and conditions of the Series A‑1 preferred stock issued in May 2015.

In October 2016, the Company issued 3,627,778 shares of Series A‑1 preferred stock for gross cash proceeds of $3.2 million under the same terms and conditions of the Series A‑1 preferred stock issued in May 2015.

In October 2016, the Company issued 8,873,967 shares of Series A‑2 preferred stock for gross cash proceeds of $13.0 million. The purchase price for the Series A‑2 preferred stock was $1.47 per share.

In June 2018, the Company issued 21,080,368 shares of Series B‑1 preferred stock for gross cash proceeds of $40.0 million. The purchase price for the Series B‑1 preferred stock was $1.8975 per share. Total issuance costs for the offering were $223,725.

In March 2019, the Company issued 7,026,912 shares of Series B‑2 preferred stock for gross cash proceeds of $20.0 million. The purchase price for the Series B‑2 preferred stock was $2.8462 per share. Total issuance costs for the offering were $11,752.

In November 2019, the Company issued 14,388,490 shares of Series C preferred stock for gross cash proceeds of $60.0 million. The purchase price for the Series C preferred stock was $4.17 per share. Total issuance costs for the offering were $134,570.

Holders of convertible preferred stock are entitled to one vote per share on all actions submitted to a vote of stockholders. The holders of preferred stock are entitled to receive, on a pari passu basis, when and if declared by the board of directors, out of funds legally available, noncumulative dividends at the rate of 8% per share of the original issue price for such series of preferred stock per annum from the date of original issuance of such share. After the foregoing dividends on the preferred stock are paid, then the board of directors may declare and distribute in such year dividends among the holders of preferred stock and the holders of common stock pro rata based on the number of shares of common

11(Continued)

OMNIOME, INC.

(A Delaware Corporation)

Notes to Condensed Financial Statements (Unaudited)

June 30, 2021

stock held by each, determined on an as‑if‑converted basis (assuming full conversion of all such preferred stock) as of the record date with respect to the declaration of such dividends. The holders of preferred stock shall participate in any distribution or dividend declared or paid to any series of preferred stock ranking junior to the preferred stock on the basis of the number of shares of common stock into which it is then convertible. No dividends have been declared as of and through June 30, 2021 and December 31, 2020.

Each share of preferred stock is convertible at the option of the holder, at any time, into the number of fully paid and nonassessable shares of common stock determined using the conversion rate for such series of preferred stock at the time of conversion. Preferred stock will be automatically converted, without the payment of any additional consideration, into the number of fully paid and nonassessable shares of common stock determined using the conversion rate for such series of preferred stock immediately prior to, but subject to, the closing of the Company’s first underwritten public offering on a firm commitment basis by a nationally recognized investment banking organization or organizations pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock with respect to which the Company receives aggregate gross proceeds attributable to sales for the account of the Company (before deduction of underwriting discounts and commissions) of not less than $50,000,000 (a qualifying public offering, or QPO).

During the six months ended June 30, 2021 and 2020, the conversion rates in effect provided for each share of preferred stock to be convertible into one share of common stock. The conversion rates are subject to ratable adjustments in the event of stock split, stock dividends, other dividends and distributions. The conversion rates will increase in the event the Company issues or is deemed to issue shares or convertible securities at consideration per share less than the conversion price (“down round”). The conversion prices are currently equal to the original prices at which the shares were sold, but would be adjusted down based on a defined formula in the event of a down round.

Upon any liquidation, dissolution, or winding up of the Company (a Liquidation Event), the holders of outstanding shares of Series C preferred stock and Series B preferred stock shall be entitled to be concurrently paid, on a pari passu basis, in cash, before any amount shall be paid or distributed to the holders of Series A preferred stock or common stock, a liquidation preference amount per share equal to the greater of (A) the original price at which such shares were sold, plus any accrued and declared but unpaid dividends, and (B) the amount that would be received if such share were converted to common stock in a Liquidation Event. If the amounts available for distribution to the holders of Series C Preferred Stock and Series B Preferred Stock are not sufficient to pay the entire liquidation preference amounts, the holders of Series C Preferred Stock and Series B Preferred Stock will share ratably in any distribution.

After the payment in full of the Series C and Series B liquidation preference amounts, each holder of Series A preferred stock shall be entitled to be paid, in cash, before any amount shall be paid or distributed to the holders of common stock, a liquidation preference amount per share equal to the greater of (A) the original price at which such series were sold, plus any accrued and declared but unpaid dividends, and (B) the amount that would be received if such share were converted to common stock in a Liquidation Event. If the amounts available for distribution to holders of Series A preferred stock are not sufficient to pay the entire liquidation preference amounts, the holders of Series A preferred stock will share ratably in any distribution.

12(Continued)

OMNIOME, INC.

(A Delaware Corporation)

Notes to Condensed Financial Statements (Unaudited)

June 30, 2021

After the payment in full of the Series C, Series B and Series A liquidation preference amounts, the remaining assets and funds of the Company will be distributed among the holders of shares of common stock then outstanding.

A merger of the Company into another entity which results in a change of control, a sale of all or substantially all assets or a sale or exclusive license of all or substantially all intellectual property of the Company are also deemed to be Liquidation Events.

(b)	Common Stock

At June 30, 2021 and December 31, 2020, the Company has 105,257,399 authorized shares of $0.0001 par value common stock. Holders of common stock are entitled to one vote per share on all actions submitted to a vote of stockholders. As of June 30, 2021, and December 31, 2020,  there were 9,312,361 and 6,761,531 common shares outstanding, respectively. These shares contain certain transfer restrictions.

(6)	Stock Compensation Plan

In 2014, the Company adopted a stock compensation plan (the 2014 Equity Incentive Plan or the Plan) pursuant to which the Company’s board of directors may grant stock options or non‑vested shares to employees, directors, advisors, and consultants. The Plan allows for the grant of incentive stock options, non‑statutory stock options, stock appreciation rights, restricted stock, and restricted stock units up to an aggregate amount of 24,704,815 authorized shares.

Options issued to new hires under the Plan generally vest over a 4‑year period with cliff vesting at the end of the first year and expire no later than 10 years from the date of grant unless exercised or terminated earlier in accordance with the stock options agreements. Follow‑on grants to existing employees also vest over a 4‑year period but do not have a cliff.

The Company records employee stock‑based compensation expense and, beginning January 1, 2020, nonemployee stock‑based compensation expense, based on the grant‑date fair value estimated using a Black‑Scholes option valuation model and the weighted average assumptions in the table below during the six months ended June 30, 2021 and 2020:

	2021	2020
Expected volatility	40.69%	39.44%
Dividend yield	—	—
Expected term in years	5.76	5.58
Risk free rate	0.69	0.72

The weighted average grant‑date fair value of options granted was $0.50 and $0.49 during the six months ended June 30, 2021 and June 30, 2020, respectively.

13(Continued)

OMNIOME, INC.

(A Delaware Corporation)

Notes to Condensed Financial Statements (Unaudited)

June 30, 2021

A summary of the Company’s stock option activity is as follows:

		Weighted
	Number of	average
	shares	exercise price
Options outstanding at December 31, 2020	14,298,085	0.60
Granted	9,883,193	1.22
Forfeited	(6,974,038)	1.07
Expired	(236,963)	1.04
Exercised	(2,550,830)	0.28
Options outstanding at June 30, 2021	14,419,447	0.85

Options outstanding at June 30, 2021 had an aggregate intrinsic value of approximately $5.4 million and a weighted average remaining contractual term of 6.9 years. The Company had 7,177,012 exercisable options at June 30, 2021, which had a weighted average exercise price of $0.55 and a weighted average remaining contractual term of 4.6 years. The aggregate intrinsic value of options outstanding and exercisable at June 30, 2021 was approximately $4.8 million. The total unrecognized compensation expense was approximately $3.3 million as of June 30, 2021, and is expected to be recognized over a weighted average period of 1.5 years.

The aggregate intrinsic value of options exercised during the six months ended June 30, 2021 and 2020 was approximately $2.4 million and $0.05 million, respectively.

(7)	Employee Benefit Plan

The Company has a 401(k) plan that allows participating employees to contribute a percentage of their salary, subject to annual limits. Matching contributions are at the Company’s discretion. The Company made no matching contributions to the 401(k) plan during the six months ended June 30, 2021 and 2020.

(8)	Commitments and Contingencies
(a)	Operating Leases

In prior years, the Company entered into noncancelable operating leases for approximately 15,500 square feet of office and laboratory space and in San Diego, with the term that ended in June 2021. In July 2019, the Company entered into sublease agreements to sublet this space through May 2021. Sublease rental fees owed to the company equal the Company’s lease payments. The Company also entered into an additional noncancelable operating lease for 5,500 square feet of office and laboratory space, with the term commencing January 2018, and ending February 2023. In June 2021, the Company signed a new sublease agreement to sublet a total of approximately 2,736 square feet of office and laboratory space in San Diego, California, for a term of 21 months, ending in February of 2023. Sublease rental fees owed to the company equal the Company’s lease payments.

14(Continued)

OMNIOME, INC.

(A Delaware Corporation)

Notes to Condensed Financial Statements (Unaudited)

June 30, 2021

In May 2019, the Company entered into a noncancelable operating lease for an additional 82,500 square feet of space, with an initial term of 11 months ending in April 2020. Rent was abated for the entire lease term, in consideration of execution of a noncancelable operating lease for an additional 73,500 square feet of space to commence in April 2020 and ending in September 2027. In association with this lease, the Company obtained a letter of credit from Silicon Valley Bank for $1.6 million. The landlord provided a tenant improvement allowance of $14,332,500.

Total rent expense for the six months ended June 30, 2021 and 2020 was $1,849,432 and $2,935,491, respectively. Sublease rental income was $317,226 and $344,658, respectively. At June 30, 2021, future minimum rental payments on operating leases are as follows:

2021	$1,727,782
2022	3,451,717
2023	3,383,116
2024	3,449,146
2025	3,552,621
Thereafter	6,479,019
$22,043,401

The total minimum rentals to be received in the future under noncancelable leases were $215,318 as of June 30, 2021.

(b)	Capital Leases

The Company’s capital leases consist of equipment utilized for research and development. The term for the capital leases ends in 2021. The Company has recorded a capital lease obligation of $17,324 and $51,136 as of June 30, 2021 and December 31, 2020, respectively, of which $17,324 and $51,136, respectively, are classified as a current liability.

(9)	Term Loan and Warrants
(a)	Silicon Valley Bank

In February 2019, the Company obtained a term loan facility from Silicon Valley Bank, pursuant to which Silicon Valley Bank agreed to lend the Company up to $25.0 million, issuable in two separate term loans of $10.0 million  (the Term A Loan) and $15.0 million  (the Term B Loan). Once repaid, the term loans may not be reborrowed. In February 2019, the Company received $5.0 million in proceeds from the Term A Loan. In March 2019, the Company received an additional $5.0 million in proceeds from the Term A Loan. In February 2020, the Company received $15.0 million in proceeds from the Term B Loan.

15(Continued)

OMNIOME, INC.

(A Delaware Corporation)

Notes to Condensed Financial Statements (Unaudited)

June 30, 2021

All outstanding term loans will mature on December 1, 2022, and the Company had interest‑only payments through December 31, 2020. Beginning January 1, 2021, the Company began  repaying the Term Loans in equal monthly installments of principal equaling $1,041,667. The final payment, due on December 1, 2022, will also include a fee equal to 8% of all advanced amounts. The aggregate yearly payments shown in the table below:

Year ending
December 31
2021	$6,250,000
2022	14,500,000
$20,750,000

The terms loans bear interest at a floating per annum rate equal to 1.25% above the prime rate reported in The Wall Street Journal. The average interest rate for the six months ended June 30, 2021 and 2020 was 5%.

The terms loans are secured with substantially all of the Company’s assets, excluding intellectual property, but including any proceeds from the sale of such intellectual property. The collateral also does not include the equipment purchased by the Company using the proceeds from the ATEL Ventures loans.

The Company is subject to certain financial and non‑financial debt covenants, with which the Company was in compliance as of June 30, 2021.  In the event of a default, the term loans bear interest at a rate per annum which is five percentage points above the loan interest rate.

The Company has the option to prepay all, but not less than all, of the borrowed amounts, provided the Company pays a prepayment fee equal to (i) for a prepayment made on or prior to the first anniversary of the effective date, 3% of the principal amount of the term loans prepaid; (ii) for a prepayment made after the date which is the first anniversary of the effective date through and including the second anniversary of the effective date, 2% of the principal amount of the term loans prepaid; and (iii) for a prepayment made after the date, which is the second anniversary of the effective date and prior to the maturity date, 1% of the principal amount of the term loans prepaid. In addition, the Company would also be required to pay the fee equal to 8% of the prepaid principal. The same prepayment fees and the 8% fee will also be owed if the term loans are called by Silicon Valley Bank upon an event of default (including a change in control of the Company, absent a consent from Silicon Valley Bank) or if there is a material adverse change in the Company’s business or financial condition. The repayment upon an event of default represents an embedded derivative, separately accounted for at fair value, which was insignificant throughout 2021 and 2020.

Upon funding the Term A Loan in 2019 and Term B loan in 2020, in accordance with the loan agreement, the Company granted to the lender warrants to purchase 105,400 shares of Series B‑1 convertible preferred stock and 105,402 shares of Series B‑2 convertible preferred stock, respectively. The warrants have exercise prices of $1.90 (for Series B‑1) and $2.85 (for Series B‑2) and a

16(Continued)

OMNIOME, INC.

(A Delaware Corporation)

Notes to Condensed Financial Statements (Unaudited)

June 30, 2021

contractual term of 10 years. Each of the warrants was determined to have an initial fair value of $100,130, determined using the Black‑Sholes option pricing model.  The warrants resulted in a discount to the Term A  and Term B  Loans as of the issuance date. The discount is being amortized to interest expense using the effective interest method over the term of the loan.

The warrants are classified as a current liability carried at fair value, with changes recognized in other income (expense) in the statement of operations. The aggregate fair value of the warrants as of June 30, 2021 was $765,004 and was determined using the Black‑Scholes model with the following assumptions: expected term of 0.25 years, volatility of 55%, risk‑free interest rate of 0.05%, and dividend rate of 0%. The aggregate fair value of the warrants as of December 31, 2020 was $325,908 and was determined using the Black‑Scholes model with the following assumptions: expected term of 4.0 years, volatility of 55%, risk‑free interest rate of 0.27%, and dividend rate of 0%.

(b)	ATEL Ventures

In April 2020, the Company secured a term loan facility with ATEL Ventures, pursuant to which during 2020 it drew three term loans totaling $5.9 million. The term loans were used to fund the Company’s purchases of equipment which serves as collateral. Each term loan has a term of 43 months and bears a fixed interest rate of approximately 17% annually. Payments are made in equal monthly installments, including principal and interest, with the first and last payment due upon the term loan draw date. The table below demonstrates the future annual payments of principal for the ATEL loans:

Year ending
December 31
2021	$707,730
2022	1,608,167
2023	1,842,261
2024	489,489
$4,647,647

17(Continued)

OMNIOME, INC.

(A Delaware Corporation)

Notes to Condensed Financial Statements (Unaudited)

June 30, 2021

(10)	Subsequent Events
(a)	Acquisition

On July 19, 2021, the Company entered into the Merger Agreement with Pacific Biosciences. Pursuant to the Merger Agreement, Pacific Biosciences has agreed to acquire all of the outstanding equity interests of the Company, with the Company continuing as a wholly owned subsidiary of Pacific Biosciences. Holders of the Company’s outstanding equity interests will be entitled to receive approximately $300 million in cash and approximately 9.4 million shares of the Pacific Biosciences common stock. Subject to the terms of the Merger Agreement and the achievement of a specified milestone, they may additionally be entitled to receive $100 million in cash and approximately $100 million in shares of Pacific Bioscience’s common stock. All amounts are subject to adjustment as specified in the Merger Agreement. The merger is expected to close during the quarter ending September 30, 2021.